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EXHIBIT 23.2 Consent of Stefanou & Company LLP

                                  [LETTERHEAD]
                            [Stefanou & Company LLP]


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



TO:  Bentley Communications Corp.

         As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated October 10, 2000 included in Bentley Communications Corp.'s Annual Report on Form 10-KSB for the year ended June 30, 2000, and to all references to our Firm included in this Registration Statement.




                                                      /s/ Stefanou & Company LLP
                                                      --------------------------
                                                        Stefanou & Company LLP

McLean, Virginia
September 21, 2001